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EXHIBIT 99.1 - Portion of Press Release dated September 7, 2001
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            REDBACK NETWORKS COMPLETES ACQUISITION OF MERLIN SYSTEMS


SAN JOSE, Calif., Sept. 07, 2001 - Redback Networks Inc. (NASDAQ: RBAK), a leading provider of next-generation metro broadband and optical networking equipment, today announced it has completed the acquisition of Merlin Systems, Inc. of Fremont, CA. The development teams at Redback and Merlin Systems have worked closely in expanding the capabilities of the SmartEdge(TM) family of intelligent transport platforms.

Under the terms of the agreement, Redback Networks issued 3.5 million Redback common shares in exchange for all outstanding shares, options and warrants of Merlin Systems and has agreed to assume Merlin Systems existing debt. Based on the closing price of Redback Networks shares on September 7, 2001, the shares issued are valued at approximately U.S. $11 million.

Redback is a U.S. Registered Trademark; SmartEdge and NetOp are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding product capabilities and requirements, merger and acquisitions. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from
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those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, and the other reports filed from time to time with the Securities and Exchange Commission.